UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2025

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Charles & Colvard, Ltd. (the “Company”) held its Annual Meeting of Shareholders on October 13, 2025 (the “2025 Annual Meeting”). The shareholders considered one proposal, to elect five nominees to the Company’s Board of Directors, as described in more detail in the Notice of Annual Meeting of Shareholders filed with the Securities and Exchange Commission on September 12, 2025. Due to the pending legal challenges related to the 2025 Annual Meeting, the Company is unable to present the results at this time. An amended Form 8-K will be filed once the outcome of the 2025 Annual Meeting is known and votes can be tabulated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

October 16, 2025	By	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer